UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Jinrong Holdings Ltd.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

United Kingdom	7350	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

16F, Block K, Vibon Financial Plaza, Dongsheng District,

Ordos, Inner Mongolia

People’s Republic of China 010300

4407570683705

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Global Earnings Capital Ltd.

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

1

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(1)
Common Stock, par value $0.0001 per share

(1)       Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

2

PRELIMINARY PROSPECTUS

Ordinary Shares

Jinrong Holdings Ltd.

Shares of Common Stock

We are offering           ordinary shares. This is the initial public offering of ordinary shares of Jinrong Holdings Ltd. The offering price of our ordinary shares in this offering is expected to be $5.00 per share. Prior to this offering, there has been no public market for our ordinary shares.

We have applied to list our ordinary shares on the Nasdaq Capital Market under the symbol “JR”. There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our ordinary shares in “Risk Factors”.

We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company” for additional information.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Jinrong Holdings Ltd. (“JR”) is not an operating company but a holding company incorporated in United Kingdom with operations primarily conducted by its subsidiaries established in the People’s Republic of China (“PRC” or “China”). Shares of common stock offered in this offering are shares of our United Kingdom holding company, instead of shares of our PRC subsidiaries. While shareholders of JR indirectly hold equity interests in our Chinese operating subsidiaries, they may never directly hold such interests in our operating companies and may never receive a dividend distribution or other economic benefits from owning shares of JR. As of the date of this prospectus, neither us nor any of our subsidiaries has been required to obtain permission from the government of China to trade our shares on the NASDAQ Capital Market.

3

We face various legal and operational risks and uncertainties relating to our operations in China. These risks, together with uncertainties in China’s legal system and the interpretation and enforcement of Chinese laws, regulations, and policies, could hinder our ability to offer or continue to offer our securities, result in a material adverse effect on our business operations, and damage our reputation, which could cause our shares to significantly decline in value or become worthless. The Chinese government may intervene or influence the operations of our PRC subsidiaries at any time and may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in the operations of our PRC subsidiaries and/or the value of our common stock. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Recently, the PRC government adopted a series of laws, regulatory measures and issued statements to regulate business operations in China, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. The Cyberspace Administration of China (“CAC”) has opened cybersecurity probes into several U.S.-listed technology companies focusing on anti-monopoly regulation, and how companies collect, store, process and transfer data, among other things. If we are subject to such a probe or are required to comply with the stringent requirements of the new regulations, our ability to conduct our business or list on a U.S. stock exchange may be restricted. As of the date of this prospectus, we and our subsidiaries have not been involved in any investigations on cybersecurity review initiated by any Chinese regulatory authority, nor has any of them received any inquiry, notice or sanction. There are currently no relevant laws or regulations in China that prohibit companies whose subsidiaries or entity interests are within China from listing on overseas stock exchanges. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new policies and regulations will have on our daily business operation, the ability to accept foreign investments and our ability to continue trading on a U.S. securities marketplace or stock exchange.

	PER SHARE	TOTAL
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	Does not include accountable and non-accountable expense allowance payable to underwriters. Please see the section of this prospectus entitled “Underwriting” for additional information regarding underwriter compensation.

We expect our total cash expenses for this offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately $[●], exclusive of the above commissions. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

Neither we nor any of the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor any of the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock.

For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

4

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the units offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

5

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares discussed under “Risk Factors” before deciding whether to buy our Ordinary Shares.

Our Company

Jinrong Holdings (Hainan) Group Co. was established on March 19, 2021. Jinrong Holdings Group has invested and opened a number of health management hospitals, mainly for the prevention of cardiovascular diseases, prevention of heart attack, cerebral infarction, hemiplegia, for sub healthy people, to build a big health international brand.

The Group adheres to the prevention-oriented approach and advocates the "treating the disease before it happens" project, solving chronic diseases and preventing cardiovascular and cerebrovascular diseases in advance through non-pharmacological treatment methods. The Group cooperates strategically with private hospitals in different regions to connect with famous doctors and doctors from all over the country to precisely solve the problems of chronic diseases. We provide health consultation and advice to our customers, and sell special treatment services to our customers, and these special treatment services are provided by Jinrong Holding (Hainan) Group Co.

Our Business

Our business is dedicated to the prevention and treatment of cardiovascular and cerebrovascular diseases. By providing health consultation and advice to our customers, we provide chronic disease treatment solutions to reduce the risk of cardiovascular and cerebrovascular diseases and achieve cardiovascular and cerebrovascular medical protection for our users.

1) Subhealth testing and assessment

2) Ozone autologous blood transfusion therapy

3) Brain-awakening and enlightening technique

4) Dual hemodialysis

Industry background

1) Prevalence

According to the 2020 China Cardiovascular Health and Disease Report, the prevalence of cardiovascular disease (CAD) in China continues to rise and is estimated to be 330 million. In China, with the implementation of family planning policies and increased life expectancy over the past few years, the country has entered an aging society, and the number of people with CAD in China increased from 23.3 million to 25.3 million between 2017 and 2020, with a compound annual growth rate of 2.78%, and is expected to reach 26.7 million in 2022.

With the development of China's economy and the improvement of people's living standard, especially the change of people's diet and lifestyle, the prevalence of cardiovascular diseases in China has shown a significant increasing trend. The mortality rate of cardiovascular diseases in China is the first in the composition of disease deaths, higher than that of tumors and other diseases, and 2 out of 5 deaths are due to cardiovascular diseases. Cardiovascular disease risk factors mainly include hypertension, diabetes, dyslipidemia, etc., thus prompting the market space for anti-hypertension, diabetes treatment and lipid-lowering drugs in China to rise year by year.

6

Overall, the prevalence and mortality of cardiovascular disease in China is still on the rise. There are currently 290 million people with cardiovascular disease, including 270 million with hypertension, 13 million with stroke, 11 million with coronary heart disease, 5 million with pulmonary heart disease, 4.5 million with heart failure, 2.5 million with rheumatic heart disease, and 2 million with congenital heart disease.

2) Factors triggering cardiovascular and cerebrovascular.

Health influencing factors : smoking, unreasonable diet, lack of exercise, obesity and overweight, psychological stress

Chronic disease factors: hypertension, dyslipidemia, diabetes, etc.

Our Challenge

1) Our history is limited

Jinrong Holdings (Hainan) Group Co. was established in Ordos on March 19, 2021, as a health care company that has not operated for decades or centuries, we still have a big gap compared to many companies with a long history, and our current achievements certainly correspond to our growth years have been a lot of achievements, but we still need to work hard to those who have more years of accumulation. We still need to work hard to be on par with companies with more years of experience.

2) Retention of management personnel

Our success depends to a large extent on the efforts and capabilities of our senior management and key personnel. Competition for qualified executives and key personnel is intense. Although we maintain non-competition and non-disclosure covenants with many of our key personnel and we have employment agreements with key personnel, all of our employees are "at-will employees." The loss of the services of one or more key employees, or the inability to hire, train and retain other key personnel, could delay the development and sale of our products and disrupt our business and affect our ability to execute our business plan.

3) War, terrorism or other unknown and unexpected events

Involvement in war or other military operations or acts of terrorism could cause significant disruptions to global commerce. If such disruption results in (i) delays or cancellations of customer orders, (ii) a general decrease in consumer spending, (iii) our inability to effectively market and distribute our products, or (iv) our inability to access capital markets, our business, results of operations, financial condition and prospects could be materially and adversely affected. We cannot predict whether involvement in a war or other military action would result in any long-term business disruption or whether such involvement or response would have any long-term material adverse effect on our business, results of operations, financial condition or prospects.

(4) The use of social media and influencers may have a material adverse effect on our reputation

We sell through various display exhibitions and other channels; we promote sales through the private custom model. Each sales channel corresponds to each channel of consumers, which also means that we will be subject to the common supervision of all our consumer groups, need to strictly control the quality and products to prevent the emergence of bad reviews of us, and at the same time to prevent the malicious smear from the water army of peers, need us to have better public relations handling as well as response means.

5) Corporate Social Responsibility

Many factors affect our reputation and brand value, including stakeholder perceptions and the industries in which we do business. Our business faces increasing scrutiny related to environmental, social and governance activities, and our reputation and brand value could be damaged if we fail to act responsibly or comply with regulatory requirements in many areas (such as safety and security, environmental management and sustainability, supply chain management, climate change, diversity, human rights, philanthropy and support for local communities).

7

6) Keeping up with the times in production and sales processes

Our production methods should face the challenges of the new era, whether it is the instruments used for processing, the software used by our designers for design, or even the adoption of intelligent voice services on the sales side as needed, all our processes should follow the progress of the times and make changes to keep up with the pace of the times, for this reason we do not hesitate to spend resources on researching relevant technologies and products, as well as exploring channels with relevant To do so, we spend resources on researching relevant technologies and products, as well as exploring channels with relevant products to achieve a more stable production line and sales chain, so as to keep up with the development of the times.

7）The management process should be more modern

As our enterprise is getting bigger and bigger, we are constantly exploring the optimization of the management mode in the process of growth, not only a transition and realization from offline management to online management, but also in order to further our goal, our platform will also use the big data of each process we have accumulated to train our employees, so that they can make progress in the process of being managed, realize their personal value and In order to further our goals, our platform will also use the big data we have accumulated for each process to train our employees, so that they can improve in the process of being managed, achieve their personal values and goals, and make our company more efficient.

Implications of Being an Emerging Growth Company

As a company with less than US$1.07 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include, but are not limited to:

•	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our SEC filings;
•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;
•	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and
•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards.We have elected to use the extended transition period under the JOBS Act. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.07 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur as of the end of our fiscal year if the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

8

The Offerings

Issuer	Jinrong Holdings Ltd.
Securities Being Offered	Ordinary Shares (or Ordinary Shares if the underwriters exercise their over-allotment option in full), par value US$0.0001 per share, on a firm commitment basis

Offering Price	We expect that the initial public offering price will be US$5.00 per Ordinary Share.

Ordinary Shares Outstanding Immediately Before This Offering	Ordinary Shares

Ordinary Shares Outstanding Immediately After This Offering	Ordinary Shares (or Ordinary Shares if the underwriters exercise their option to purchase additional Ordinary Shares in full).

Voting Rights	Each Ordinary Share is entitled to one vote. Ordinary Shares are not convertible.

Use of Proceeds	We intend to use the net proceeds of this offering for (i) purchasing equipment, (ii) further developing our sales system, and (iii) working capital and other general corporate purposes. See “Use of Proceeds” for additional information.

Proposed Nasdaq Trading Symbol and Listing	We plan to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “JR” This offering is contingent upon us listing our Ordinary Shares on Nasdaq Capital Market or another national exchange. No assurance can be given that such listing will be approved or that a liquid trading market will develop for our Ordinary Shares.

Lock-up	Our directors, executive officers, and shareholder who own 5% or more of the outstanding Ordinary Shares intended agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or securities convertible into Ordinary Shares for a period of 6 months commencing on the date of this prospectus. The Company is also prohibited from conducting offerings during this period and from re-pricing or changing the terms of existing options and warrants. See “Underwriting” for additional information.

Transfer Agent

Risk factors	See “Risk Factors” for a discussion of risks you should carefully consider before investing in our Ordinary Shares.

Summary of Risks Affecting Our Company

Our business is subject to numerous risks described in the section titled “Risk Factors” and elsewhere in this prospectus. The main risks set forth below and others you should consider are discussed more fully in the section entitled “Risk Factors”, which you should read in its entirety. Among the key risks facing our company are:

9

Risks Related to Our Business

●	We have grown rapidly in recent years and have limited experience operating at our current scale of operations. If we are unable to manage our growth effectively, our brand, company culture and financial results may suffer.
●	We have limited sources of working capital and will need substantial additional financing.
●	We are dependent on certain key personnel and loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.
●	Although we do not own or control our distributors, the actions of these distributors may affect our business operations or our reputation in the marketplace.
●	Our success depends on our ability to protect our intellectual property.
●	If we fail to maintain an effective quality control system, our business could be materially and adversely affected.
●	The global coronavirus COVID-19 pandemic has caused significant disruptions in our business, which may continue to materially and adversely affect our results of operations and financial condition.

Risks Related to Doing Business in China

●	A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition.
●	PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from this offering and/or future financing activities to make loans or additional capital contributions to our PRC operating entities.
●	We must remit the offering proceeds to China before they may be used to benefit our business in China, and this process may take several months to complete.
●	Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business and operations.
●	Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.
●	We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.
●	Uncertainties with respect to the PRC legal system could adversely affect us.
●	Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our proposed offering.
●	The Chinese government exerts substantial influence over the manner in which we must conduct our business, and may intervene or influence our operations at any time, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and, and cause the value of our Ordinary Shares to significantly decline or be worthless.
●	Increases in labor costs in the PRC may adversely affect our business and results of operations.
●	You may face difficulties in protecting your interests and exercising your rights as a shareholder since we conduct substantially all of our operations in China, and almost all of our officers and directors reside outside the U.S.

Risks Related to the Offering and Our Ordinary Shares

●	We do not intend to pay dividends for the foreseeable future.
●	There may not be an active, liquid trading market for our Ordinary Shares.

General Risk Factors

●	We may not be able to hire and retain qualified personnel to support our growth and if we are unable to retain or hire these personnel in the future, our ability to improve our products and implement our business objectives could be adversely affected.
●	The initial public offering price of our Ordinary Shares may not be indicative of the market price of our Ordinary Shares after this offering. In addition, an active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained, and our stock price may be volatile.

10

●	For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.
●	The requirements of being a public company may strain our resources and divert management’s attention.
●	We have broad discretion in the use of the net proceeds from our initial public offering and may not use them effectively.
●	The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.
●	A sale or perceived sale of a substantial number of shares of our Ordinary Shares may cause the price of our Ordinary Shares to decline.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;
●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;
●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and
●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being a Controlled Company

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public Companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards.  Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

●	the requirement that a majority of the board of directors consist of independent directors;
●	the requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;
●	the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
●	the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

11

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Upon the completion of this offering, our Controlling Shareholder will beneficially own of our total issued and outstanding Ordinary Shares, representing % of the total voting power, assuming that the underwriters do not exercise their over-allotment option, or of our total issued and outstanding Ordinary Shares, representing % of the total voting power, assuming that the over-allotment option is exercised in full. As a result, we will be a “controlled company” as defined under Nasdaq Listing Rule 5615(c) because our Controlling Shareholder will hold more than 50% of the voting power for the election of directors. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. We do not plan to rely on these exemptions, but we may elect to do so after we complete this offering.

Corporate Information

Our principal executive offices are located at 16F, Block K, Vibon Financial Plaza, Dongsheng District, Ordos, Inner Mongolia, People’s Republic of China 010300

EXCHANGE RATE INFORMATION

Our business is primarily conducted in China, and the financial records of our subsidiaries in China are maintained in RMB, their functional currency. However, we use the U.S. dollar as our reporting and functional currency; therefore, reports made to shareholders will include current period amounts translated into U.S. dollars using the then-current exchange rates, for the convenience of the readers. Our consolidated financial statements will be translated into U.S. dollars in accordance with ASC Topic 830, “Foreign Currency Matters.” The financial information is first prepared in RMB and then is translated into U.S. dollars at period-end exchange rates as to assets and liabilities and average exchange rates as to statements of income. Equity accounts are translated at their historical exchange rates when the equity transactions occurred. Translation adjustments resulting from this process are included in accumulated other comprehensive loss. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade.

With respect to amounts not recorded in our consolidated financial statements included elsewhere in this prospectus, unless otherwise stated, all translations from RMB to U.S. dollars were made at RMB 6.3726 to $1.00, the noon buying rate on December 30, 2021, as set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System.

12

Offerings

Below is a summary of the terms of the offering:

Issuer	Jinrong Holdings Ltd.

Securities Being Offered	Ordinary Shares (or Ordinary Shares if the underwriters exercise their over-allotment option in full), par value US$0.0001 per share, on a firm commitment basis

Offering Price	We expect that the initial public offering price will be US$5.00 per Ordinary Share.

Ordinary Shares Outstanding Immediately Before This Offering	Ordinary Shares

Ordinary Shares Outstanding Immediately After This Offering	Ordinary Shares (or Ordinary Shares if the underwriters exercise their option to purchase additional Ordinary Shares in full).

Voting Rights	Each Ordinary Share is entitled to one vote. Ordinary Shares are not convertible.

Use of Proceeds	We intend to use the net proceeds of this offering for (i) purchasing equipment, (ii) further developing our sales system, and (iii) working capital and other general corporate purposes. See “Use of Proceeds” for additional information.

Proposed Nasdaq Trading Symbol and Listing	We plan to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “JR” This offering is contingent upon us listing our Ordinary Shares on Nasdaq Capital Market or another national exchange. No assurance can be given that such listing will be approved or that a liquid trading market will develop for our Ordinary Shares.

Lock-up	Our directors, executive officers, and shareholder who own 5% or more of the outstanding Ordinary Shares intended agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or securities convertible into Ordinary Shares for a period of 6 months commencing on the date of this prospectus. The Company is also prohibited from conducting offerings during this period and from re-pricing or changing the terms of existing options and warrants. See “Underwriting” for additional information.

Transfer Agent

Risk factors	See “Risk Factors” for a discussion of risks you should carefully consider before investing in our Ordinary Shares.

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

13

Risks Related to Our Business

We have grown rapidly in recent years and have limited experience operating at our current scale of operations. If we are unable to manage our growth effectively, our brand, company culture and financial results may suffer.

We have grown rapidly in the past year and our recent growth rates and financial results should not be considered indicators of our future performance. In order to effectively manage and leverage our growth, we must continue to expand our sales and marketing, focus on innovative product and website development, and upgrade our management information systems. Our continued growth has in the past and may in the future strain our existing resources and we may experience ongoing operational difficulties in managing our operations in numerous jurisdictions, including difficulties in recruiting, training and managing a dispersed and growing employee base. Failure to expand and maintain our company culture through growth may harm our future success, including our ability to retain and recruit personnel and to effectively focus on and pursue our corporate goals.

The healthcare industry is evolving rapidly and may not evolve as we expect. Even if our net sales continue to grow, our net sales growth rate may decline in the future due to a variety of factors, including macroeconomic factors, changes in supply and supply chain, changes in consumer preferences, increased competition and the maturation of our business. Accordingly, you should not rely on our net sales growth rates for any prior period as an indicator of our future performance. Our overall growth in net sales will depend on many factors, including our ability to:

1) price our products and services effectively so that we can attract new customers and expand our relationships with existing customers.

2) accurately forecast our net sales and plan our operating expenses.

3) compete successfully with other companies that are or may be entering our competitive market in the future and respond to developments in those competitors, such as pricing changes and the introduction of new products and services.

4) Complying with existing and new laws and regulations that apply to our business.

5) Successfully expanding into existing markets and entering new markets, including new geographic areas and categories.

6) The successful introduction of new products and enhancements to our products and services and their features, including in response to new trends or competitive dynamics or customer needs or preferences.

7) Successfully identifying and acquiring or investing in businesses, products or technologies that we believe will complement or expand our business.

8) Avoiding disruptions or interruptions in the distribution of our products and services.

9) Providing quality support to our customers that meets their needs.

10) Hiring, integrating and retaining talented sales, customer service and other personnel.

11) Effectively managing the growth of our business, personnel and operations, including the opening of new showrooms.

12) Effectively managing the costs associated with our business and operations.

13) Maintaining and enhancing our reputation and brand value.

Because of our limited history of operating our business at our current scale, it is difficult to assess our current operations and future prospects, including our ability to plan for and model future growth. Our limited operating experience at this scale, combined with the rapidly evolving nature of the markets in which we sell our products and services, the significant uncertainty about how these markets will develop and other economic factors beyond our control, reduces our ability to accurately forecast quarterly or annual revenues. Failure to effectively manage our future growth could adversely affect our business, financial condition and results of operations.

14

We have limited sources of working capital and will need substantial additional financing.

The working capital required to implement our business strategy and R&D efforts will most likely be provided by funds obtained through offerings of our equity, debt, debt-linked securities, and/or equity-linked securities, and revenues generated by us. No assurance can be given that we will have revenues sufficient to sustain our operations or that we would be able to obtain equity/debt financing in the current economic environment. If we do not have sufficient working capital and are unable to generate sufficient revenues or raise additional funds, we may delay the completion of or significantly reduce the scope of our current business plan; delay some of our development and clinical or marketing efforts; postpone the hiring of new personnel; or, under certain dire financial circumstances, substantially curtail or cease our operations.

Our inability to obtain sufficient additional financing would have a material adverse effect on our ability to implement our business plan and, as a result, could require us to significantly curtail or potentially cease our operations. As of June 30, 2022, we had cash of approximately 7.26 million RMB , total current assets of approximately 18.95 million RMB and total current liabilities of approximately 15.82 million RMB. We may need to engage in capital-raising transactions in the near future. Such financing transactions may well cause substantial dilution to our shareholders and could involve the issuance of securities with rights senior to the outstanding shares. Our ability to complete additional financings is dependent on, among other things, the state of the capital markets at the time of any proposed offering, market reception of the Company and the likelihood of the success of its business model and offering terms. There is no assurance that we will be able to obtain any such additional capital through asset sales, equity or debt financing, or any combination thereof, on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet our capital needs and to support our operations. If we do not obtain adequate capital on a timely basis and on satisfactory terms, our revenues and operations and the value of our Ordinary Shares and Ordinary Share equivalents would be materially negatively impacted and we may cease our operations.

We are dependent on certain key personnel and loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.

Our success is, to a certain extent, attributable to the management, sales and marketing, and research and development expertise of key personnel. We are dependent upon the services of Mr. Huibo Xu, our President, Chairman of the Board, for the continued growth and operation of our Company, due to his industry experience, technical expertise, as well as his personal and business contacts in the PRC. Additionally, Mr. ZhaoYong Wu, performs key functions in the operation of our business. We may not be able to retain Mr. Huibo Xu and Mr. ZhaoYong Wu for any given period of time. Although we have no reason to believe that Mr. Huibo Xu and Mr. ZhaoYong Wu will discontinue their services with us or Jinrong Holdings, the interruption or loss of his services would adversely affect our ability to effectively run our business and pursue our business strategy as well as our results of operations. We do not carry key man life insurance for any of our key personnel, nor do we foresee purchasing such insurance to protect against the loss of key personnel.

Although we do not own or control our distributors, the actions of these distributors may affect our business operations or our reputation in the marketplace.

Our distributors are independent from us, and as such, our ability to effectively manage their activities is limited. Distributors could take any number of actions that could have material adverse effects on our business. If we fail to adequately manage our distribution network or if distributors do not comply with our distribution agreements, our corporate image could be tarnished among end customers, disrupting our sales and revenues. Furthermore, we could be liable for actions taken by our distributors, including any violations of applicable law in connection with the marketing or sale of our products, including China’s anti-corruption laws. Recently, the Chinese government has increased its anti-bribery efforts in the healthcare sector in recent years to reduce improper payments received by hospital administrators and doctors in connection with the purchase of pharmaceutical products and medical devices. Our distributors may violate these laws or otherwise engage in illegal practices with respect to their sales or marketing of our products. If our distributors violate these laws and the authority determines that we are responsible for our distributors’ illegal activities, then we could be required to pay damages or fines, which could materially and adversely affect our financial condition and results of operations. In addition, our brand and reputation, our sales activities or the price of our shares could be adversely affected if our company becomes the target of any negative publicity as a result of actions taken by our distributors.

15

Our success depends on our ability to protect our intellectual property.

Our success depends on our ability to obtain and maintain patent protection for products developed utilizing our technologies, in the PRC and in other countries, and to enforce these patents. There is no assurance that any of our existing and future patents will be held valid and enforceable against third-party infringement or that our products will not infringe any third-party patent or intellectual property. We own           patents and have filed           additional patent applications with the Patent Administration Department of the PRC; however, there is no assurance that our filed patent applications will be granted.

Any patents relating to our technologies may not be sufficiently broad to protect our products. In addition, our patents may be challenged, potentially invalidated or potentially circumvented. Our patents may not afford us protection against competitors with similar technology or permit the commercialization of our products without infringing third-party patents or other intellectual property rights.

We also rely on or intend to rely on our trademarks, trade names and brand names to distinguish our products from the products of our competitors, and have registered or will apply to register a number of these trademarks. However, third parties may oppose our trademark applications or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products, which could result in loss of brand recognition and could require us to devote resources to advertising and marketing these new brands. Further, our competitors may infringe our trademarks, or we may not have adequate resources to enforce our trademarks.

In addition, we also have trade secrets, non-patented proprietary expertise and continuing technological innovation that we shall seek to protect, in part, by entering into confidentiality agreements with licensees, suppliers, employees and consultants. These agreements may be breached and there may not be adequate remedies in the event of a breach. Disputes may arise concerning the ownership of intellectual property or the applicability of confidentiality agreements. Moreover, our trade secrets and proprietary technology may otherwise become known or be independently developed by our competitors. If patents are not issued with respect to products arising from research, we may not be able to maintain the confidentiality of information relating to these products.

If we fail to maintain an effective quality control system, our business could be materially and adversely affected.

We place great emphasis on product quality and adhere to stringent quality control measures and have obtained quality control certifications for our products. To meet our customers’ requirements and expectations for the quality and safety of our products, we have adopted a stringent quality control system to ensure that every step of the production process is strictly monitored and managed. Failure to maintain an effective quality control system or to obtain or renew our quality standards certifications may result in a decrease in demand for our products or cancellation or loss of purchase orders from our customers. Moreover, our reputation could be impaired. As a result, our business and results of operations could be materially and adversely affected.

16

The global coronavirus COVID-19 pandemic has caused significant disruptions in our business, which may continue to materially and adversely affect our results of operations and financial condition.

On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a global pandemic. Many businesses and social activities in China and other countries and regions were severely disrupted in 2020, including those of our suppliers, customers and employees. This pandemic has also caused market panics, which materially and negatively affected the global financial markets, such as the plunge of global stocks on major stock exchanges in March 2020. Such disruption and slowdown of the world’s economy in 2020 and beyond had, and may continue to have, a material adverse effect on our results of operations and financial condition. We and our customers experienced significant business disruptions and suspension of operations due to quarantine measures to contain the spread of the pandemic, which caused shortage in the supply of raw materials, reduced our production capacity, increased the likelihood of default from our customers and delayed our product delivery. All of these had resulted in a material adverse effect on our results of operations and financial condition in the fiscal year 2020. The extent to which the COVID-19 pandemic may impact our business, operations and financial results will depend on numerous evolving factors that the Company cannot accurately predict at this time, including the uncertainty on the potential resurgence of the COVID-19 cases in China, the continual spread of the virus globally, especially in Japan, the Company’s major international market, and the instability of local and global government policies and restrictions. We are closely monitoring the development of the COVID-19 pandemic and continuously evaluating any further potential impact on our business, results of operations and financial condition. If the pandemic persists or escalates, we may be subject to further negative impact on our business operations and financial condition.

Risks Related to Doing Business in China

A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition.

Although the Chinese economy expanded well in the last two decades, the rapid growth of the Chinese economy has slowed down since 2012, and there is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the People’s Bank of China and financial authorities of some of the world’s leading economies, including the United States and China. There have been concerns over unrest and terrorist threats in the Middle East, Europe and Africa, which have resulted in volatility in oil and other markets. There have also been concerns on the relationship among China and other Asian countries, which may result in or intensify potential conflicts in relation to territorial disputes. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. Any severe or prolonged slowdown in the global or Chinese economy may materially and adversely affect our business, results of operations and financial condition.

PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from this offering and/or future financing activities to make loans or additional capital contributions to our PRC operating entities.

As an offshore holding company with PRC entities, we may transfer funds to our PRC subsidiary or finance our PRC operating entities by means of loans or capital contributions. Any capital contributions or loans that we, as an offshore entity, make to our PRC subsidiary, including from the proceeds of this offering, are subject to PRC regulations. Any loans to our PRC subsidiary, which is a foreign-invested enterprise, cannot exceed statutory limits, and shall be registered with China’s State Administration of Foreign Exchange (“SAFE”), or its local counterparts. Furthermore, for any capital increase contributions we make to our PRC subsidiary, we shall submit a change report through relevant system to China’s Ministry of Commerce (“MOFCOM”), or its local counterparts. If we are not be able to conform to these government requirements on a timely basis, our ability to make equity contributions or provide loans to our PRC operating entities or to fund their operations may be negatively affected, which may adversely affect their liquidity and ability to fund their working capital and expansion projects and meet their obligations and commitments. As a result, our liquidity and our ability to fund and expand our business may be negatively affected.

We must remit the offering proceeds to China before they may be used to benefit our business in China, and this process may take several months to complete.

The proceeds of this offering must be sent back to China, and the process for sending such proceeds back to China may take as long as six months after the closing of this offering. In utilizing the proceeds of this offering in the manner described in “Use of Proceeds,” as an offshore holding company of our PRC operating entities, we may make loans to our PRC subsidiary, or we may make additional capital contributions to our PRC subsidiary. Any loans to our PRC subsidiary are subject to PRC regulations.

17

To remit the proceeds of the offering, we must take the following steps:

●      First, we will open a special foreign exchange account for capital account transactions. To open this account, we must submit to the banks at the place of registration certain application forms, identity documents, transaction documents, form of foreign exchange registration of overseas investments of the domestic residents, and the relevant business registration certificate of the invested company.

●      Second, we will remit the offering proceeds into this special foreign exchange account.

●      Third, we will apply for settlement of the foreign exchange. In order to do so, we must submit to the banks at the place of registration certain application forms, identity documents, payment order to a designated person, and a tax certificate.

The timing of the process is difficult to estimate because the efficiencies of different banks and SAFE branches can vary significantly. Ordinarily the process takes several months but is required by law to be accomplished within 180 days of application.

If we decide to finance our PRC operating entities by means of capital contributions, we are required to apply for an enterprise change registration to the relevant market supervision authority, and a change report of capital contributions must be submitted at the time of completion of enterprise change registration. We cannot assure you that we will be able to obtain these government approvals or complete the necessary government registrations on a timely basis, if at all, with respect to future capital contributions by us to our subsidiaries. If we fail to complete such registrations or receive such approvals, our ability to use the proceeds of this offering and to capitalize our Chinese operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business. If we fail to receive such approvals, our ability to use the proceeds of this offering and to capitalize our Chinese operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business and operations.

Substantially all of our assets and operations are currently located in China. Accordingly, our business, financial condition, results of operations, and prospects may be influenced to a significant degree by political, economic, and social conditions in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange, and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, including the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

18

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in China, in the policies of the Chinese government, or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, reduce demand for our products, and weaken our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustments, to control the pace of economic growth. These measures may cause decreased economic activities in China, which may adversely affect our business and operating results.

As of the date of this prospectus, there are no laws, regulations or other rules require our PRC operating entities to obtain permission or approvals from Chinese authorities to list on U.S. exchanges, and neither we nor our PRC operating entities have received or were denied such permission. However, there is a risk that we or our PRC operating entities will not receive or will be denied permission from Chinese authorities to list on U.S. exchanges in the future, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of our shares to significantly decline or be worthless.

Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

China passed the Enterprise Income Tax Law, or the EIT Law, and its implementing rules, both of which became effective on January 1, 2008. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation of China issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation to offshore entities controlled by a Chinese enterprise or group. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate stamps, board and stockholder minutes are kept in China; and (iv) all of its directors with voting rights or senior management reside in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC stockholders. Because substantially all of our operations and senior management are located within the PRC and are expected to remain so for the foreseeable future, we may be considered a PRC resident enterprise for enterprise income tax purposes and therefore subject to the PRC enterprise income tax at the rate of 25% on its worldwide income. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise controlled by a Chinese natural person. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

19

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Currently, we do not have any non-China source income, as we conduct our sales in China. However, under the EIT Law and its implementing rules, dividends paid to us from our PRC subsidiary would be deemed as “qualified investment income between resident enterprises” and therefore qualify as “tax-exempt income” pursuant to the clause 26 of the EIT Law. Second, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which the dividends we pay with respect to our Ordinary Shares, or the gain our non-PRC stockholders may realize from the transfer of our Ordinary Shares, may be treated as PRC-sourced income and may therefore be subject to a 10% PRC withholding tax. The EIT Law and its implementing regulations are, however, relatively new and ambiguities exist with respect to the interpretation and identification of PRC-sourced income, and the application and assessment of withholding taxes. If we are required under the EIT Law and its implementing regulations to withhold PRC income tax on dividends payable to our non-PRC shareholders, or if non-PRC shareholders are required to pay PRC income tax on gains on the transfer of their Ordinary Shares, our business could be negatively impacted and the value of your investment may be materially reduced. Further, if we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both China and such countries in which we have taxable income, and our PRC tax may not be creditable against such other taxes.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.

In connection with this offering, we will become subject to the U.S. Foreign Corrupt Practices Act (the “FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. We have operations, agreements with third parties, and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants or distributors of our Company, because these parties are not always subject to our control.

Although we believe to date we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption law, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Uncertainties with respect to the PRC legal system could adversely affect us.

We conduct all of our business through our subsidiary and variable interest entities in China. Our operations in China are governed by PRC laws and regulations. Our PRC subsidiary and variable interest entities are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

20

In utilizing the proceeds of this offering in the manner described in “Use of Proceeds,” as an offshore holding company of our PRC operating entities, we may make loans to our PRC subsidiary, or we may make additional capital contributions to our PRC subsidiary.

Any loans to our PRC subsidiary are subject to PRC regulations. For example, loans by us to our subsidiary in China, which is a foreign invested entity (“FIE”), to finance its activities cannot exceed statutory limits and must be registered with SAFE. On March 30, 2015, SAFE promulgated Hui Fa [2015] No. 19, a notice regulating the conversion by a foreign-invested company of foreign currency into RMB. The foreign exchange capital, for which the monetary contribution has been confirmed by the foreign exchange authorities (or for which the monetary contribution has been registered for account entry) in the capital account of a foreign-invested enterprise may be settled at a bank as required by the enterprise’s actual management needs. Foreign-invested enterprises with investment as their main business (including foreign-oriented companies, foreign-invested venture capital enterprises and foreign-invested equity investment enterprises) are allowed to, under the premise of authenticity and compliance of their domestic investment projects, carry out based on their actual investment scales direct settlement of foreign exchange capital or transfer the RMB funds in the foreign exchange settlement account for pending payment to the invested enterprises’ accounts.

On May 10, 2013, SAFE released Circular 21, which came into effect on May 13, 2013. According to Circular 21, SAFE has simplified the foreign exchange administration procedures with respect to the registration, account openings and conversions, settlements of FDI-related foreign exchange, as well as fund remittances.

Circular 21 may significantly limit our ability to convert, transfer and use the net proceeds from this offering and any offering of additional equity securities in China, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

We may also decide to finance our PRC operating entities by means of capital contributions. These capital contributions must be approved by MOFCOM or its local counterpart, which usually takes no more than 30 working days to complete. We may not be able to obtain these government approvals on a timely basis, if at all, with respect to future capital contributions by us to our PRC subsidiaries. If we fail to receive such approvals, we will not be able to capitalize our PRC operations, which could adversely affect our liquidity and our ability to fund and expand our business.

The Chinese government exerts substantial influence over the manner in which we must conduct our business, and may intervene or influence our operations at any time, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and, and cause the value of our Ordinary Shares to significantly decline or be worthless.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

21

As such, our business is subject to various government and regulatory interferences. We could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry, which could result in a material change in our operation and the value of our Ordinary Shares.

Furthermore, given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas, although we are currently not required to obtain permission from any of the PRC federal or local government authorities and have not received any denial to list on the U.S. exchange, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of our shares to significantly decline or be worthless.

Increases in labor costs in the PRC may adversely affect our business and results of operations.

The currently effective PRC Labor Contract Law, or the Labor Contract Law was first adopted on June 29, 2007 and later amended on December 28, 2012. The PRC Labor Contract Law has reinforced the protection of employees who, under the Labor Contract Law, have the right, among others, to have written employment contracts, to enter into employment contracts with no fixed term under certain circumstances, to receive overtime wages and to terminate or alter terms in labor contracts. Furthermore, the Labor Contract Law sets forth additional restrictions and increases the costs involved with dismissing employees. To the extent that we need to significantly reduce our workforce, the Labor Contract Law could adversely affect our ability to do so in a timely and cost-effective manner, and our results of operations could be adversely affected. In addition, for employees whose employment contracts include noncompetition terms, the Labor Contract Law requires us to pay monthly compensation after such employment is terminated, which will increase our operating expenses.

We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to our customers by increasing the prices of our products and services, our financial conditions and results of operations would be materially and adversely affected.

You may face difficulties in protecting your interests and exercising your rights as a shareholder since we conduct substantially all of our operations in China, and almost all of our officers and directors reside outside the U.S.

Although we are incorporated in the United Kingdom, we conduct substantially all of our operations in China. All of our current officers and almost all of our directors reside outside the U.S. and substantially all of the assets of those persons are located outside of the U.S. It may be difficult for you to conduct due diligence on the Company or such directors in your election of the directors and attend shareholders meeting if the meeting is held in China. We plan to have one shareholder meeting each year at a location to be determined, potentially in China. As a result of all of the above, our public shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation doing business entirely or predominantly within the U.S.

Risks Related to the Offering and Our Ordinary Shares

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Ordinary Shares if we are successfully listed and the market price of our Ordinary Shares increases.

22

There may not be an active, liquid trading market for our Ordinary Shares.

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. An active trading market for our Ordinary Shares may not develop or be sustained following this offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The initial public offering price was determined by negotiations between us and our advisors based upon a number of factors. The initial public offering price may not be indicative of prices that will prevail in the trading market.

General Risk Factors

We may not be able to hire and retain qualified personnel to support our growth and if we are unable to retain or hire these personnel in the future, our ability to improve our products and implement our business objectives could be adversely affected.

We must attract, recruit and retain a sizeable workforce of technically competent employees. Competition for senior management and personnel in the PRC is intense and the pool of qualified candidates in the PRC is limited. We may not be able to retain the services of our senior executives or personnel, or attract and retain high-quality senior executives or personnel in the future. This failure could materially and adversely affect our future growth and financial condition.

The initial public offering price of our Ordinary Shares may not be indicative of the market price of our Ordinary Shares after this offering. In addition, an active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained, and our stock price may be volatile.

Prior to the completion of this offering, our Ordinary Shares were not traded on any market. An active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained after this offering. Active, liquid and orderly trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. The market price of our Ordinary Shares could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our Ordinary Shares, you could lose a substantial part or all of your investment in our Ordinary Shares. The initial public offering price will be determined by us, based on numerous factors and may not be indicative of the market price of our Ordinary Shares after this offering. Consequently, you may not be able to sell shares of our Ordinary Shares at prices equal to or greater than the price paid by you in this offering.

The following factors could affect our share price:

●	our operating and financial performance;
●	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues;
●	the public reaction to our press releases, our other public announcements and our filings with the SEC;
●	strategic actions by our competitors;
●	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;
●	speculation in the press or investment community;
●	the failure of research analysts to cover our Ordinary Shares;
●	sales of our Ordinary Shares by us or other shareholders, or the perception that such sales may occur;
●	changes in accounting principles, policies, guidance, interpretations or standards;
●	additions or departures of key management personnel;
●	actions by our shareholders;
●	domestic and international economic, legal and regulatory factors unrelated to our performance; and
●	the realization of any risks described under this “Risk Factors” section.

23

The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Ordinary Shares. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, divert our management’s attention and resources and harm our business, operating results and financial condition.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

In April 2012, President Obama signed into law the JOBS Act. We are classified as an “emerging growth company” under the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (iii) provide certain disclosure regarding executive compensation required of larger public companies or (iv) hold nonbinding advisory votes on executive compensation. We will remain an emerging growth company for up to five years, although we will lose that status sooner if we have more than $1.07 billion of revenues in a fiscal year, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

To the extent that we rely on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our Ordinary Shares to be less attractive as a result, there may be a less active trading market for our Ordinary Shares and our stock price may be more volatile.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the securities exchange on which we list, and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal, accounting, and financial compliance costs and investor relations and public relations costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results as well as proxy statements.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation and results of operations.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

24

We have broad discretion in the use of the net proceeds from our initial public offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are not no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our initial public offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our initial public offering in a manner that does not produce income or that loses value.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon completion of this offering, we will be a public company in the United States. As a public company, we will be required to file periodic reports with the Securities and Exchange Commission upon the occurrence of matters that are material to our Company and shareholders. Although we may be able to attain confidential treatment of some of our developments, in some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our Company. Similarly, as a U.S. public company, we will be governed by U.S. laws that our competitors, which are mostly private Chinese companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public Company status could affect our results of operations.

A sale or perceived sale of a substantial number of shares of our Ordinary Shares may cause the price of our Ordinary Shares to decline.

We, all of our executive officers and directors and certain shareholders have agreed not to sell shares of our Ordinary Shares for a period of six months following this offering, subject to extension under specified circumstances. See “Lock-Up Agreements.” Ordinary shares subject to these lock-up agreements will become eligible for sale in the public market upon expiration of these lock-up agreements, subject to limitations imposed by Rule 144 under the Securities Act of 1933, as amended. If our shareholders sell substantial amounts of our Ordinary Shares in the public market, the market price of our Ordinary Shares could fall. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short our Ordinary Shares. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include statements about:

25

●	our future financial performance, including our expectations regarding our revenue, cost of revenue, operating expenses, including capital expenditures related to asset-intensive offerings, our ability to determine reserves and our ability to achieve and maintain future profitability;
●	our ability to develop and market new products;
●	the continued market acceptance of our products;
●	the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;
●	our ability to manage operations-related risk;
●	our expectations and management of future growth;
●	our expectations concerning relationships with third parties;
●	the impact of COVID-19 on the Company;
●	our ability to maintain, protect and enhance our intellectual property;
●	our ability to successfully acquire and integrate companies and assets;
●	the increased expenses associated with being a public company；
●	exposure to product liability and defect claims;
●	protection of our intellectual property rights;
●	changes in the laws that affect our operations；
●	inflation and fluctuations in foreign currency exchange rates;
●	our ability to obtain all necessary government
●	certifications, approvals, and/or licenses to conduct our business;
●	continued development of a public trading market for our securities;
●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;
●	managing our growth effectively;
●	fluctuations in operating results;
●	dependence on our senior management and key employees; and
●	other factors set forth under “Risk Factors.”

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Moreover, the forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

26

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $                    million after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us and based upon an assumed initial offering price of $5.00 per ordinary share (excluding any exercise of the underwriters’ over-allotment option).

A $                                 increase (decrease) in the assumed initial public offering price of $5.00 per share would increase (decrease) the net proceeds to us from this offering by approximately $                        million, after deducting the estimated underwriting discounts and commissions and estimated aggregate offering expenses payable by us and assuming no change to the number of ordinary share offered by us as set forth on the cover page of this prospectus, provided, however, that in no case would we decrease the initial public offering price to less than $4.00 per share.

Description of Use	Estimated Amount of Net Proceeds (US $)	Percentage
Opening a health management institute, hardware equipment investment, purchase of subhealth testing equipment and decoration

Marketing and sales network building

Market development, channel construction

Working capital, operating expenses and other general corporate purposes

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not imminently used for the above purposes, we intend to invest in short-term, interest-bearing bank deposits or debt instruments.

The net proceeds from this offering must be remitted to China before we will be able to use the funds to grow our business. The procedure to remit funds may take several months after completion of this offering, and we will be unable to use the offering proceeds in China until remittance is completed. See “Risk Factors” for further information.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future.

We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business.

27

Any future determination to pay dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend upon, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

From time to time, we may also enter into other loan or credit agreements or similar borrowing arrangements that may further restrict our ability to declare or pay dividends on our common stock. Our board of directors will have sole discretion in making any future determination to pay dividends, subject to applicable laws, taking into account, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

CAPITALIZATION

The following table sets forth our capitalization as of Dec 31, 2021 as follows:

●	on an actual basis; and

●	on an adjusted basis to reflect the sale of ordinary shares in this offering, at an assumed initial public offering price of $5.00 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The adjustments reflected below are subject to change and are based upon available information and certain assumptions that we believe are reasonable. Total shareholders’ equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this capitalization table in conjunction with “Use of Proceeds,” “Summary Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

As of December 31, 2021
	Actual	Pro Forma As Adjusted
Short term bank loans
Shareholder’s Equity:
Ordinary shares, US$0.0001 par value per share
Additional paid-in capital(2)
Subscription receivable
Statutory reserve
Retained earnings
Accumulated other comprehensive loss
Total shareholders’ equity
Total capitalization

(1)	Gives effect to the sale of Ordinary Shares in this offering at an assumed initial public offering price of $5.00 per share and reflects the application of the proceeds after deducting the underwriting discounts, non-accountable expense allowance and our estimated offering expenses.

28

(2)       Pro forma adjusted additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discounts and non-accountable expense allowance, and other expenses. We expect to receive net proceeds of approximately $                              ($                          offering, less underwriting discounts of $          , non-accountable expense allowance of $             , accountable expenses of $                    and offering expenses of $                ).

Each $1.00 increase (decrease) in the assumed initial public offering price of $ per Ordinary Share would increase (decrease) the pro forma as adjusted amount of total capitalization by $                    million, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of one million in the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of total capitalization by $                    million, assuming no change in the assumed initial public offering price per Ordinary Share as set forth on the cover page of this prospectus.

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offering price per Ordinary Share and the pro forma net tangible book value per Ordinary Share after the offering. Dilution results from the fact that the offering price per Ordinary Share is substantially in excess of the book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares. Our net tangible book value attributable to shareholders on December 31, 2021 was $                    or approximately $                    per Ordinary Share. Net tangible book value per Ordinary Share as of December 31, 2021 represents the amount of total assets less intangible assets and total liabilities, divided by the number of Ordinary Shares outstanding.

We will have Ordinary Shares issued and outstanding upon completion of the offering or Ordinary Shares assuming the full exercise of over-allotment option.

Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after December 31, 2021, will be $                    or approximately $                    per Ordinary Share. This would result in dilution to investors in this offering of approximately $                    per Ordinary Share or approximately                    % from the assumed offering price of $                    per Ordinary Share. Net tangible book value per Ordinary Share would increase to the benefit of present shareholders by $                    per share attributable to the purchase of the Ordinary Shares by investors in this offering.

The following table sets forth the estimated net tangible book value per Ordinary Share after the offering and the dilution to persons purchasing Ordinary Shares based on the foregoing firm commitment offering assumptions. The number of our Ordinary Shares had been adjusted retrospectively to reflect the increasing of share capital. See “Description of Share Capital” for more details.

Offering
Assumed public offering price per share
Net tangible book value per share as of December 31, 2021
Increase in pro forma net tangible book value per share attributable to price paid by new investors
Pro forma net tangible book value per share after this offering
Dilution in pro forma net tangible book value per share to new investors in this offering

29

You will experience further dilution if the underwriters exercise their over-allotment option. If the underwriters exercise their over-allotment option in full, the pro forma net tangible book value per share would be $                    per share, and the dilution per share to new investors in this offering would be $                    per share.

The following table sets forth, on an as adjusted basis as of December 30, 2021, the difference between the number of common stock purchased from us, the total cash consideration paid, and the average price per share paid by our existing shareholders and by new public investors before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, using an assumed public offering price of $5 per share:

	Shares Purchased		Total Cash Consideration
	Number	Percent	Amount	Percent
Existing shareholders
New investors from public offering
Total

After giving effect to the sale of common stock in this offering by us, if the underwriters exercise in full their over-allotment option, our existing shareholders would own                    % and purchasers of common stock in this offering would own                    % of the total number of shares of common stock outstanding upon completion of this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

We are an exempted company with limited liability incorporated in the British on October 18, 2022. We are a holding company that has no operations ourselves. We operate business through our subsidiaries in China: Jinrong Holdings (Hainan) Group Co. As of the date of this prospectus, substantially all of our business is conducted by Jinrong Holdings (Hainan) Group Co.

Jinrong Holdings has invested and opened a number of health management hospitals, focusing on the prevention of cardiovascular and cerebrovascular diseases, the prevention of heart attack, cerebral infarction, hemiplegia, and services for subhealthy people, to create a large health international brand.

Jinrong Holdings adheres to the prevention-oriented approach and advocates the project of "treating the disease before it happens", solving chronic diseases and preventing cardiovascular and cerebrovascular diseases in advance through non-pharmaceutical treatment. The Group cooperates strategically with private hospitals in various regions with special treatments, and connects with famous doctors and experts across the country to solve chronic diseases precisely. We provide health consultation and advice to our customers, and sell special treatment services to our customers, and these special treatment services are provided by Jinrong Holdings (Hainan) Group Co. Group Co.

30

Impact of COVID-19

Recently, there has been a global pandemic of a novel strain of coronavirus (COVID-19) that first emerged in China in December 2019 and has spread globally. The pandemic resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities in China for the first half year of 2020. In March 2020, the World Health Organization declared COVID-19 as a global pandemic. Given the rapidly expanding nature of COVID-19 pandemic, and substantially all of our business operations and our workforces are concentrated in China, our Company believes that it has impacted and will likely continue to impact our business, results of operations, and financial condition. Potential impact on our results of operations will also depend on future developments and information that may emerge regarding the duration and severity of COVID-19 and the actions taken by governmental authorities and other entities to contain the spread of COVID-19 and any of its variants or to mitigate its impact, almost all of which are beyond our control.

During the fiscal years ended June 30, 2022 and December 31, 2021, we derived revenue from the following factors:

Jinrong Holdings Ltd. AND SUBSIDIARIES

Consolidated Statements of Income and Comprehensive Income

	June 30, 2022 RMB	December 31, 2021 RMB
REVENUES
Revenue from sales of health management packages	15,342,705.35	526,684.54
Revenue from other	0	0
Total Revenues	15,342,705.35	526,684.54
COST OF REVENUE AND RELATED TAX
Revenue from sales of health management packages	5,164,445.17	177,288.00
RELATED TAX	52,158.18	0
Total Cost of revenues	5,216,603.35	177,288.00

OPERATING EXPENSES
Selling expenses	2,757,309.45	219,810.00
General and administrative expenses	1,909,490.61	312,626.33
Research and development expenses	0	0
Financial expenses	89,238.45	1,730.38
OPERATING EXPENSES	4,756,038.51	534,166.71

OTHER INCOME (EXPENSE)
Other income	55,823.98	8,724.31
Other expenses	59,201.12	0

INCOME BEFORE INCOME TAX EXPENSE	5,366,686.35	-176,045.86
INCOME TAX EXPENSE	322,001.18	1073.52
NET INCOME	5,044,685.17	-177,119.38

31

Management's analysis of the company's business situation

(1) The company updates and grasps the latest data of agents and partners nationwide on a monthly basis, and formulates meeting/training plans and marketing and sales programs in line with market demand by month-on-month customer growth numbers and growth ratios.

(2) The company has a monthly overview of the business indicators of each health management hospital, the number of new customers, the number of subhealth testing, the number of triple oxygen autologous blood transfusion, combined with data analysis of health management hospital business patterns and problems, to assist the chairman of the board of directors to target business goals and business support.

(3) The company monthly summary of each health management hospital meeting sessions, and the number of meetings combined with the number of package sales, analysis of the meeting conversion rate, with the business school targeted to help each health management hospital to launch meetings and training, so that the company culture, industry development, business skills to the agent level and above staff skills popularization. At the same time to assist health management homes to build a "health culture mini-classroom" to increase the social attributes of health management homes, enhance the business stickiness of new customers and increase traffic to promote performance.

4) The company for the agents business data monthly comprehensive summary and analysis, mining market elite and role models, quarterly recognition conference (the form can be held live or offline), activation of market personnel, developed goals and dreams, to promote business "learn, compare, catch up, help, exceed".

(5) The company promotes monthly health packages, while focusing on the health points agents customer population and the number, real-time health points re-purchase sales activities, so that the company in the existing agents crowd to tap productivity and sales performance.

Management's analysis of the future situation

(1) The company precisely cuts into the big health industry, especially positioning in the segment of preventing heart attack and cerebral infarction and preventing hemiplegia, which is in line with the absolute trend and has a broad prospect.

(2) The company takes health education, health management and health consultation as the main line, expanding the customer service base is the key, organizing the number of meetings, quality, follow-up and service is the focus, recruiting and introducing relevant talents is important.

(3) The company expands the health management institute, and the extended business with the partner model, and tapping the leadership talents of the health management institute is the main strategy of the company.

(4) Health management hospital partners to expand customers entrusted to strategic partner hospitals for services, the hospital's philosophy and service level must be achieved with the cooperation of the health management hospital to the extreme.

(5) The company's capital strategy is the company's advantage, and the partners of the health management institute are familiar with the clear company's strategic plan, and then resonate with the same frequency to promote together.

Management's analysis of the industry's history and future

(1) The company monthly company marketing department to report the latest industry information to the board of directors, and focus on industry competitors, data collection information to report the competitive peers own volume, expansion rate and business characteristics, combined with swot analysis clearly analyze the company's strengths, weaknesses, opportunities, threats, to help the board of directors to develop or correct the strategic steps and goals.

(2) Through business research company and marketing department, the company assists the board of directors to conduct corporate diagnosis of the company, improve business process efficiency, optimize corporate costs and layout corporate business ecology. Combine with existing cooperative medical patents, holding and cross-holding medical hardware and places (hospitals) to build the company's core business barriers and increase the core competitiveness of the enterprise.

INDUSTRY, MARKET AND OTHER DATA

The Status of Cardiovascular disease

Cardiovascular disease is a generic term for ischemic or hemorrhagic diseases of the heart caused by hyperlipidemia, blood viscosity, atherosclerosis, and hypertension. The aging and urbanization of our population continues to accelerate, and risk factors such as hypertension, diabetes mellitus, smoking and obesity are becoming more and more evident, resulting in an increasing number of cardiovascular diseases.

32

Prevalence

According to the 2020 China Cardiovascular Health and Disease Report, the prevalence of cardiovascular disease (CAD) in China continues to rise and is estimated to be 330 million. In China, with the implementation of family planning policies and increased life expectancy over the past few years, the country has entered an aging society, and the number of people with CAD in China increased from 23.3 million to 25.3 million between 2017 and 2020, with a compound annual growth rate of 2.78%, and is expected to reach 26.7 million in 2022.

Trends in the number of people with cardiovascular disease in China, 2017-2022

With the development of China's economy and the improvement of people's living standard, especially the change of people's diet and lifestyle, the prevalence of cardiovascular diseases in China has shown a significant increasing trend. The mortality rate of cardiovascular diseases in China is the first in the composition of disease deaths, higher than that of tumors and other diseases, and 2 out of 5 deaths are due to cardiovascular diseases. Cardiovascular disease risk factors mainly include hypertension, diabetes, dyslipidemia, etc., thus prompting the market space for anti-hypertension, diabetes treatment and lipid-lowering drugs in China to rise year by year.

Overall, the prevalence and mortality of cardiovascular disease in China is still on the rise. There are currently 290 million people with cardiovascular disease, including 270 million with hypertension, 13 million with stroke, 11 million with coronary heart disease, 5 million with pulmonary heart disease, 4.5 million with heart failure, 2.5 million with rheumatic heart disease, and 2 million with congenital heart disease.

33

Factors triggering cardiovascular and cerebrovascular.

Health influencing factors : smoking, unreasonable diet, lack of exercise, obesity and overweight, psychological stress

Chronic disease factors: hypertension, dyslipidemia, diabetes, etc.

Changes in cardiovascular mortality among urban and rural residents in China, 1990-2018

34

Big data monitoring of revenue scale of China's big health industry

Corporate Structure

Jinrong Holdings Ltd., a United Kingdom company established on October 18, 2022, is the issuer of the ordinary shares provided in this prospectus. Prior to this issuance and transaction (see the definition below), all our business operations were conducted through Jinrong Holdings (Hainan) Group Co. The original equity owners were Ordos Jinrong Enterprise Management Consulting Center (Limited Partnership), Gao Ling Capital Hong Kong Limited, Ordos Zhenjun Enterprise Management Consulting Center (Limited Partnership), Ordos Taiwei Enterprise Management Consulting Center (Limited Partnership), Ordos Kunyu Enterprise Management Consulting Center (Limited Partnership), Ordos Yuewei Enterprise Management Consulting Center (Limited Partnership), Ordos Purui Enterprise Management Consulting Center (Limited Partnership), Ordos Hancheng Enterprise Management Consulting Center (Limited Partnership), Ordos Zonghui Enterprise Management Consulting Center (Limited Partnership), Ordos Yuemu Enterprise Management Consulting Center (Limited Partnership), Ordos Chengqi Enterprise Management Consulting Center (Limited Partnership) and Ordos Kaiyao Enterprise Management Consulting Center (Limited Partnership). We will complete the transaction before completing this issuance, excluding this issuance.

transaction

Prior to the transaction, we expect that there will initially be 12 holders of common stock of Jinrong Holdings Ltd. We will complete the following organizational transactions related to this offering:

We will modify and restate the existing limited liability company agreement of Jinrong Holdings Ltd., which will come into force before the completion of this offering. Invest all existing ownership interests of Jinrong Holdings Ltd. into a certain number of LTD interests.

Compliance with Foreign Investment

We have been advised by our PRC Counsel that pursuant to the relevant laws and regulations in PRC, none of our business is on the 2020 Negative List promulgated by the MOFCOM and NDRC. Therefore, if we can conduct our business through our wholly owned PRC Subsidiaries without being subject to restrictions imposed by the foreign investment laws and regulations of the PRC.

35

Enterprise Structure

BUSINESS

Our Mission

Create a cardiovascular health platform.

Our Culture

(1) Our Mission

●	Create value for society
●	Create health for customers
●	Create wealth for shareholders
●	Contribute to the Group

(2) Our Vision

●	To lead the international brand of big health
●	Create a listed health industry group
●	Strive to become a world top 500 enterprise

(3) Our Values

●	Customer first
●	Green and Healthy
●	Sincerity and trustworthiness
●	Self-improvement

Our Company

Jinrong Holdings (Hainan) Group Co. was established on March 19, 2021. Jinrong Holdings Group has invested and opened a number of health management hospitals, mainly for the prevention of cardiovascular diseases, prevention of heart attack, cerebral infarction, hemiplegia, for sub healthy people, to build a big health international brand.

The Group adheres to the prevention-oriented approach and advocates the "treating the disease before it happens" project, solving chronic diseases and preventing cardiovascular and cerebrovascular diseases in advance through non-pharmacological treatment methods. The Group cooperates strategically with private hospitals in different regions to connect with famous doctors and doctors from all over the country to precisely solve the problems of chronic diseases. We provide health consultation and advice to our customers, and sell special treatment services to our customers, and these special treatment services are provided by Jinrong Holding (Hainan) Group Co.

Industry status.

It is currently the only company in China that uses green therapy to professionally prevent cardiovascular and cerebrovascular diseases and effectively prevent the occurrence of heart attack, cerebral infarction and hemiplegia.

36

At present, it is the leading brand in China in the prevention of cardiovascular and cerebrovascular diseases, heart attack and cerebral infarction.

Target status.

International leading brand in the big health industry, build a health industry listed group, and strive to become a world top 500 enterprise.

To enhance the international influence, visibility and reputation from a strategic height, so as to establish a good industry reputation and brand recognition in the hearts of consumers. Create a good reputation and market image in the industry.

Pain points of the industry.

1) At present, China's awareness rate, treatment rate, control rate, for cardiovascular and cerebrovascular still have not reached expectations, and still need effective layout and means of action.

2) High disability rate, high death rate, high medical cost and high recurrence rate of cardiovascular and cerebrovascular diseases.

3) Most of China is in a difficult and expensive position to see a doctor; and most of the population spends 60% of their life savings on terminal resuscitation.

4) Most Chinese people only know to go to the doctor when they are sick, 80% do not have the awareness of whole life management and health management.

(5) China has become a country where chronic diseases are prevalent, the number of sub-healthy people is rising, aging is serious, and the awareness of national health prevention is poor.

(6) The cardiovascular disease prevention industry is fragmented, inefficient, and there is no industry leader to drive the industry.

Product service main consumer groups.

Age 20 to 65 years old people sub-healthy people and customer groups with maintenance and prevention needs.

The main reasons for consumers to purchase products and services.

1) People with health preventive maintenance needs, subhealthy people.

2) chronic diseases such as hypertension, hyperlipidemia, hyperglycemia, hyperuricemia, smoking, obesity, stress, bad habits, potential cardiovascular and cerebrovascular diseases, heart attack, cerebral infarction risk groups.

3）People with family history of cardiovascular and cerebrovascular diseases.

4) Those who pursue high quality and high quality of life.

The overall revenue of China's large health industry has maintained steady growth, reaching RMB 8.0 trillion in 2021, an increase of 8.1%, and is expected to reach RMB 9.0 trillion in 2024. China is basically in line with the global development of the big health industry, with growing demand due to social structure changes and sustainable growth. In the post-epidemic era, people's concern for health will continue to increase, and similarly, chronic diseases in China have become epidemic diseases and are growing in a spurt every year, and chronic diseases are also the main factors triggering cardiovascular diseases, so the future green therapy program for the prevention of cardiovascular diseases Therefore, the demand for green therapy programs for the prevention of cardiovascular diseases will continue to grow.

37

Advantages of development.

Population advantage: China's large population base, the potential consumption power and purchasing power contained in more than 1.3 billion people, making it China will become a large market for the global health industry.

In addition, the aging trend of China's population is significant, with more than 300 million elderly people having higher and higher health needs, China is facing the situation of getting old before getting rich, and the elderly are paying more and more attention to health needs. And chronic disease population is also increasing, a variety of chronic diseases impacting people's health, chronic diseases account for 85% of the overall disease mortality, the future if not prevented without control, 500 million people with chronic diseases will be multiplying trend.

National strategy: In 2014, the country included national health into the key work of building a well-off society; in 2015, the Fifth Plenary Session of the 18th CPC Central Committee adopted the "13th Five-Year Plan" proposal, proposing to promote the construction of a healthy China and elevating healthy China to a national strategy.

In 2016, the National Conference on Health and Wellness was held, proposing to put people's health as a strategic priority and speed up the construction of a healthy China; in 2017, healthy China was once again elevated to a national strategy, not only to improve the national health policy, deepen the reform of the medical and health system, but also to support social medical care and develop the health industry.

People's health awareness: people's health care awareness has also been greatly strengthened, and more people want to spend money on health care products instead of medicines, and the ideology has changed from treating diseases to preventing them. The health care industry is meeting the health care needs of individuals and preventing illnesses before they occur.

It is expected to continue to ferment in the future, thus promoting the continuous development of the industry. Moreover, more and more young people are beginning to pay attention to health care.

Sales channels; omni-channel sales.

(1) From the consumer's point of view, we really help the subhealth customer groups, health education, health guidance, improve health prevention awareness, solve substantive problems, and the rigid needs of customers. To make customers raise health prevention awareness, through subhealth physical examination, to purchase health packages and then go to partner hospitals to do health prevention services, after-sales return visit services, etc. Omni-channel marketing in the health industry, providing better services and closed-loop marketing model for subhealth, chronic disease, cardiovascular disease prevention.

(2) The company uses the new business partner model, the meeting form of promotion, to achieve unified branding, standardization, chain, scale, capitalization operation, to achieve long-term, sustainable profit, sustainable growth, rapid occupation of the national market of large health.

Ways of promotion.

1) Offline channels.

A : Small and large health briefing, all-round free popularization of health prevention and health care knowledge, health prevention awareness, improve the quality and quality of life.

B: Benefit from the real word-of-mouth transmission of customers, referral of family members and friends in the vicinity.

C: major community cardiovascular health knowledge popularization, explanation, publicity.

D ：Agent partner sales

E ：Banking channel: facing VIP big customers

F ：Cardiovascular health maintenance knowledge popularization of various enterprises and institutions

38

2) Online channels.

A ：WeChat community marketing.

B ：Internet publicity and promotion

C: online video course health knowledge popularization, publicity

Our Products

A: Subhealth testing and assessment

B: Ozone autologous blood transfusion therapy

Ozone medicine refers to the use of medical ozone in gaseous, liquid or solid form, which is applied to the human body in different ways to prevent and treat diseases. o3-AHT is a therapy in which a certain concentration of oxygen and ozone gas mixture is mixed with autologous blood in equal volume and then transfused back into the body.

Advantages of ozone macroautohemotherapy

1. Improving blood rheology, reducing the aggregation of red blood cells and enhancing deformability.

2. Improving microcirculation, reducing cerebral edema and regulating the functional state of cerebral blood vessels.

3. improve blood substance metabolism, can reduce blood sugar, uric acid, bilirubin, lactic acid, pyruvic acid, can reduce lipid peroxide malondialdehyde (MDA) and thromboxane B2 (TXB2), inactivate a variety of germs, improve the body's own immunity.

4. Improving the state of blood vessel wall by reducing platelet aggregation and decreasing blood viscosity

5. Improve oxygen supply, promote blood circulation, enhance cell vitality and repair nerve cells.

Remove oxidation and decompose the plaque on the blood vessel wall, remove lipotoxin, glucotoxin and acidic metabolites and other blood toxins.

(It has anti-inflammatory and anti-infection effects, and at the same time can promote aerobic metabolism. Second, it can effectively enhance human blood circulation and regulate the immune system. It can also scavenge free radicals and reduce pain. It is usually used to treat joint pain, migraine, shoulder pain, rheumatoid pain and cervical spondylosis. (Also, it is good for peripheral vascular diseases, cardiovascular diseases, skin diseases, hyperlipidemia, diabetes, and viral infections and viral hepatitis)

39

C: Brain-clearing technique.

Waking Brain Tongluo Technique was first created in 1995, a characteristic therapy to prevent and treat cardiovascular and cerebrovascular diseases, and was validated by the State Administration of Traditional Chinese Medicine as a key promotion project of scientific and technological achievements in 2012, mainly for the treatment of the causes that form cardiovascular and cerebrovascular diseases, characterized by immediate effect and sustained high efficiency.

Applicable groups

1、Applicable to people at high risk of stroke and heart attack who suffer from hypertension, hyperlipidemia, hyperviscosity, hyperglycemia and other diseases.

2、Applicable to patients with cerebral thrombosis, cerebral infarction, cerebral hemorrhage, cerebral blood supply deficiency and post-stroke sequelae.

3、For patients with myocardial infarction, coronary artery disease and angina pectoris.

The effect of brain-awakening and enlightening surgery.

Short-term effect: Remove the cause of the disease and quickly relieve dizziness, headache, chest tightness, shortness of breath, palpitations, panic, insomnia, blurred vision and other uncomfortable symptoms caused by insufficient blood supply to the heart and brain

Medium-term effect: Continuously improve the symptoms of unfavorable voice, limb inactivity, poor spirit, panic and shortness of breath, etc., and improve the quality of life and happiness index.

Long-term effect: improve blood circulation status, improve immunity, eliminate all embolism hidden danger, and make the probability of stroke and heart attack decrease significantly

Minimally invasive, painless, green and safe, with short treatment time and fast results.

Brain-awakening and enlightenment technique analysis.

Brain-awakening and enlightenment: that is, through the meridian science of Chinese medicine, Western medicine anatomy, from the top of the head of the hundred points, the neck on both sides of the Fengchi point, the large vertebrae points, through six to eight kinds of small needle knife, deep and shallow fascia, transverse fascia, longitudinal fascia relaxation, stripping, in the negative pressure attraction, the head of the blood, easy to clot, easy to block the material adsorption out, (material including: triglycerides, cholesterol. Free radical complexes, protein fibrous thrombus, acidic metabolites), etc., so as to improve the state of insufficient blood supply to the brain, after doing the eyes bright, sleep improvement, memory improvement, prevention of cerebral infarction, heart attack, hemiplegia and other cardiovascular and cerebrovascular diseases. General treatment will be used to reduce pain by local anesthesia.

40

D: Dual hemodialysis

Blood purification therapy is a special treatment that refers to the process of separating and filtering pathogens, also known as disease-causing factors, from the patient's body and transfusing the purified blood back into the body, thus achieving the function of preventing disease and cancer risk.

Blood purification effect

●	Lower high blood lipids and cholesterol to prevent high blood pressure.
●	Remove chronic inflammatory factors in blood to control the risk of acute attack of chronic diseases.
●	Remove environmental toxins and heavy metals from the body to prevent cancer.
●	Clear the allergens in the blood to prevent the occurrence of allergies.
●	Clearing toxins in the liver and enhancing the detoxification function of the liver.
●	Repair damaged heart muscle and blood vessel wall to prevent cardiovascular diseases.

Features of blood purification

●	Pure physical therapy, safe and reliable, without any toxic side effects
●	comfortable, no pain
●	Fast effect
●	Disposable fully enclosed supplies, eliminate cross infection
●	Suitable for sub-healthy people

Blood Purification

80% of the body's toxins are found in the blood, 20% are excreted through the liver, gallbladder, intestines, skin and feces, yet it is impossible to remove the toxins from the blood.

Advantages of blood purification detoxification.

●	Pure physical lipid lowering, low risk.
●	The effect is "immediate", eliminating toxins and making the body relaxed.
●	It separates human plasma from blood and removes disease-causing garbage, various toxins, metabolic waste, free radicals, etc. from plasma.
●	By separating the macromolecules in blood and whole blood through high-speed centrifugation, it effectively gets rid of low-density cholesterol and triglycerides in blood, thus reducing the viscosity of lipid blood.

41

●	Filtering out pathogens, inflammatory factors, heavy metals and other toxins in blood directly through the instrument.
●	enhancing autoimmune function and improving painful symptoms due to allergies and chronic inflammation.
●	clearing the waste in blood vessels and increasing the elasticity and permeability of blood vessels.
●	Repairing the endothelial function of blood vessels and improving the blood circulation of the body.

Blood purification (double purification ) Main functions.

●	Removal of excess oil in the blood, prevention of arteriosclerosis of blood vessels throughout the body, and reduction of the probability of stroke and heart attack.
●	Remove inflammatory factors in the body, improve immunity, improve immune diseases (rheumatoid, lupus erythematosus, etc.)
●	Removal of harmful toxic substances in the blood, heavy metals, and protection of human organs.
●	improving various chronic diseases (hyperlipidemia, gout, fatty liver, hepatitis, etc.), removing 60% of the waste toxins from the blood in a single session, effectively increasing the absorption rate of drugs
●	Improving insomnia, migraine, mental weakness caused by neurasthenia, etc.
●	Improve the inner environment of blood, accelerate metabolism, improve their immunity, reduce the occurrence of various acute and chronic diseases, and delay aging.

MANAGEMENT

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Set forth below is information concerning our directors, executive officers, and other key employees.

Name	Age	Position(s)
Huibo Xu	40	Chairman of Board of Directors and President

ZhaoYong Wu	28	Directors and Chief Executive Officer

Caiye Duan	38	Directors and Chief Financial Officer

Introduction

Mr. Huibo Xu is the Chairman of the Board of Directors of Jinrong Holdings (Hainan) Group Ltd. From 2017 to 2022, Huibo Xu was the Chairman of Fengqi Technology Co. Ltd. which is mainly engaged in biotechnology consulting, technology service and promotion, and health management consulting. Since 2019, Huibo Xu has been a significant shareholder of Suho Agricultural Technology Co. Suhe Agricultural is mainly engaged in technology consulting and promotion. Since 2014, Huibo Xu has been the chairman of Zhengzhou Suhe Asset Management Co., Ltd. and is responsible for corporate asset management and M&A consulting type business. In 2006, Huibo Xu received his bachelor's degree in Finance from Shandong University of Finance and Economics.

42

With rich experience in finance and professional management ability, Huibo Xu has professional experience in corporate asset management and corporate M&A restructuring, and is good at using various financing tools to raise equity and debt financing for enterprises.

Mr. Zhaoyong Wu has been the CEO of Jinrong Holdings (Hainan) Group Co., Ltd. since March 2021. in November and December 2021, Zhaoyong Wu acted as an investor of Ordos Jinrong Enterprise Management Consulting Center, Ordos Purui Enterprise Management Consulting Center, Ordos Zhengkai Enterprise Management Consulting Center, and Ordos Hancheng Enterprise Management Consulting Center. In September 2019, Zhaoyong Wu was awarded Bachelor of Business Administration degree from Zhengzhou Institute of Commerce and Industry in Henan, China.

Ms. Caiye Duan has been the CFO of Jinrong Holdings (Hainan) Group Co., Ltd. since 2021. from 2019-2021, Ms. Duan was the CFO of Inner Mongolia Qingcheng Plastic Surgery Hospital. from 2012-2018, Ms. Duan was the Finance Manager of Inner Mongolia Jumei Medical Plastic Surgery Hospital. from 2010-2012, Ms. Duan was the Business Office Finance Manager of China Unicom. from 2010 to 2012, Ms. Duan was the Finance Manager of China Unicom. Ms. Duan received her bachelor's degree in accounting from Inner Mongolia University of Finance and Economics in 2010.

Election of Officers

Our executive officers are appointed by, and serve at the discretion of, our board of directors.

Code of Business Conduct and Ethics

In connection with this offering, we have adopted a code of business conduct and ethics, which is applicable to all of our directors, executive officers and employees and is publicly available.

Board of Directors

Our board of directors will consist of               directors upon declaration of effectiveness of the registration statement of which this prospectus forms a part. A director is not required to hold any shares in our company to qualify to serve as a director. Subject to the rules of the relevant stock exchange and disqualification by the chairman of the board of directors, a director may vote with respect to any contract, proposed contract, or arrangement in which he or she is materially interested. A director may exercise all the powers of the company to borrow money, mortgage its business, property and uncalled capital and issue debentures or other securities whenever money is borrowed or as security for any obligation of the company or of any third party.

Committees of the Board of Directors

Prior to the declaration of effectiveness of the registration statement of which this prospectus forms a part, we intend to establish an audit committee, a compensation committee and a nominating and corporate governance committee under the board of directors. We intend to adopt a charter for each of the three committees prior to the completion of this offering. Each committee’s members and functions are described below.

43

Audit Committee

Our audit committee will consist of          ,          , and          . We have determined that these three individuals satisfy the “independence” requirements of Nasdaq Rule 5605 and Rule 10A-3 under the Securities Exchange Act of 1934. We have determined that qualifies as an “audit committee financial expert.” The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

●	selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;
●	reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;
●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;
●	discussing the annual audited financial statements with management and the independent registered public accounting firm;
●	reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies;
●	annually reviewing and reassessing the adequacy of our audit committee charter;
●	meeting separately and periodically with management and the independent registered public accounting firm; and
●	reporting regularly to the board.

Compensation Committee

Our compensation committee will consist of           ,           and           . We have determined that these three individuals satisfy the “independence” requirements of Nasdaq Rule 5605 and Rule 10A-3 under the Securities Exchange Act of 1934. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated upon. The compensation committee will be responsible for, among other things:

●	reviewing the total compensation package for our executive officers and making recommendations to the board;
●	reviewing the compensation of our non-employee directors and making recommendations to the board with respect to it; and
●	periodically reviewing and approving any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, and employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee will consist of          ,           and          . We have determined that these three individuals satisfy the “independence” requirements of Nasdaq Rule 5605 and Rule 10A-3 under the Securities Exchange Act of 1934. The nominating and corporate governance committee will assist the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

●	recommending nominees to the board for election or re-election to the board, or for appointment to fill any vacancy on the board;
●	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, age, skills, experience and availability of service to us;
●	selecting and recommending to the board the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself; and

44

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Duties of Directors

Our directors owe duties to the company and all shareholders, including a duty of loyalty, a duty to act honestly, in good faith and with a view to our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also owe to our company a duty to act with skill and care.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;
●	declaring dividends and distributions;
●	appointing officers and determining the term of office of the officers;
●	exercising the borrowing powers of our company and mortgaging the property of our company; and
●	approving the transfer of shares in our company, including the registration of such shares in our share register.

Involvement in Certain Legal Proceedings

During the past ten years no current director, executive officer, promoter or control person of the Company has been involved in the following:

(1) A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;
ii	Engaging in any type of business practice; or
iii	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws.

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

45

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i	Any Federal or State securities or commodities law or regulation; or
ii	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or
iii	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity.

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Employment Agreements, Director Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers, pursuant to which such individuals initially agreed to serve as our executive officers until December 31, 2024. Such terms will be automatically extended for successive 36 months periods, unless the agreements are terminated in accordance with their terms. We may terminate the employment for cause at any time for certain acts, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. We may also terminate the employment without cause at any time upon 60 days’ advance written notice. Each executive officer may resign at any time upon 60 days’ advance written notice.

Each executive officer has agreed to hold, both during and after the termination or expiry of his employment agreement, in strict confidence and not to use, except as required in the performance of his duties in connection with the employment or pursuant to applicable law, any of our confidential or proprietary information or the confidential or proprietary information of any third party received by us and for which we have confidential obligations. Each executive officer has also agreed to disclose in confidence to us all inventions, designs and trade secrets which he conceives, develops or reduces to practice during his employment with us and to assign all right, title and interest in them to us, and assist us in obtaining and enforcing patents, copyrights and other legal rights for these inventions, designs and trade secrets.

In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of the employment and for one year following the last date of employment. Specifically, each executive officer has agreed not to: (i) engage or assist others in engaging in any business or enterprise that is competitive with our business, (ii) solicit, divert or take away the business of our clients, customers or business partners, or (iii) solicit, induce or attempt to induce any employee or independent contractor to terminate his or her employment or engagement with us. The employment agreements also contain other customary terms and provisions.

We have also entered into indemnification agreements with each of our executive officers and directors. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

We have also entered into director agreements with each of our directors which agreements set forth the terms and provisions of their engagement.

46

Equity Awards

We have not granted any equity awards to our directors or executive officers during the fiscal year ended December 31, 2021.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our ordinary shares as of the date of this prospectus for:

●	each beneficial owner of 1% or more of our outstanding ordinary shares;
●	each of our directors and executive officers; and
●	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include ordinary shares issuable upon the exercise of options that are immediately exercisable or exercisable within 60 days of the date of this prospectus. Percentage ownership calculations prior to this offering are based on 10,000,000 ordinary shares, par value $0.0001 per share, outstanding as of the date of this prospectus. Percentage ownership calculations after this offering are based on 10,000,000 ordinary shares, par value $0.0001 per share, outstanding after this offering.

Except as otherwise indicated, all of the shares reflected in the table are ordinary shares and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Fractional shares are rounded to the nearest whole share herein. The information is not necessarily indicative of beneficial ownership for any other purpose.

Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC.

Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest.

47

	Shares Beneficially Owned Prior to the Offerings
Name of Beneficial Owner	Shares	Percentage

Executive Officers and Directors:

Zhaoyong Wu (1)	8,500,000	85%

Huibo Xu	500,000	5%

Caiye Duan	500,000	5%

All directors and officers as a group	9,500,000	95%
1% or Greater Holders:

Ordos Jinrong Enterprise Management Consulting Center (Limited Partnership) (1)	8,500,000	85%

Gao Ling Capital Hong Kong Limited	500,000	5%

Ordos Zhenjun Enterprise Management Consulting Center (Limited Partnership)	100,000	1%

Ordos Taiwei Enterprise Management Consulting Center (Limited Partnership)	100,000	1%

Ordos Kunyu Enterprise Management Consulting Center (Limited Partnership)	100,000	1%

Ordos Yuewei Enterprise Management Consulting Center (Limited Partnership)	100,000	1%

Ordos Purui Enterprise Management Consulting Center (Limited Partnership)	100,000	1%

Ordos Hancheng Enterprise Management Consulting Center (Limited Partnership)	100,000	1%

Ordos Zonghui Enterprise Management Consulting Center (Limited Partnership)	100,000	1%

Ordos Yuemu Enterprise Management Consulting Center (Limited Partnership)	100,000	1%

Ordos Chengqi Enterprise Management Consulting Center (Limited Partnership)	100,000	1%

Ordos Kaiyao Enterprise Management Consulting Center (Limited Partnership)	100,000	1%

Total Shareholders	10,000,000	100%

(1) Represents 8,500,000 Ordinary Shares held by Ordos Jinrong Enterprise Management Consulting Center (Limited Partnership), which is 100% owned by Zhaoyong Wu.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS OF OUR COMMON STOCK

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our common stock.

48

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;
●	persons holding our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
●	banks, insurance companies, and other financial institutions;
●	brokers, dealers, or traders in securities;
●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
●	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
●	tax-exempt organizations or governmental organizations;
●	persons deemed to sell our common stock under the constructive sale provisions of the Code;
●	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
●	tax-qualified retirement plans;
●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and
●	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;
●	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
●	a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

49

Distributions

As described in the section titled “Dividend Policy,” we do not anticipate declaring or paying any cash dividends in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under the subsection titled “ — Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable tax treaties.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussion below regarding backup withholding, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);
●	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain realized upon the sale or other taxable disposition, which may be offset by certain U.S. source capital losses of theNon-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

50

Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the Non-U.S. Holder certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

51

DESCRIPTION OF SHARE CAPITAL

General

As of the date of this prospectus, we are authorized to issue 10,000,000 shares of common stock, par value $0.0001 per share. As of the date of this prospectus, 10,000,000 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Ordinary Shares

As at the date of this Prospectus, the Company has no outstanding options, warrants and other convertible securities.

Listing

We plan to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “JR.” We cannot guarantee that we will be successful in listing on Nasdaq; however, we will not complete this offering unless we receive conditional approval letter.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is .

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors, subject to the Companies Act. Our articles of association provide that the directors may from time to time declare dividends (including interim dividends) and other distributions on shares of the Company in issue and authorize payment of the same out of the funds of the Company lawfully available therefor. No dividend shall be paid otherwise than out of profits or, subject to the restrictions of the Companies Act, the share premium account.

However, we have never declared or paid any cash dividends on our common stock, and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future.

Voting Rights

At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one (1) vote for each Ordinary Share.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attached to the Ordinary Shares cast by those shareholders entitled to vote who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of the votes attached to the Ordinary Shares cast by those shareholders who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association.

52

Pre-emptive Rights

There are no pre-emptive rights applicable to the issue by us of Ordinary Shares under our memorandum and articles of association.

Our Memorandum and Articles of Association

The following are summaries of the material provisions of our memorandum and articles of association and the Cayman Islands Companies Act, insofar as they relate to the material terms of our Ordinary Shares. They do not purport to be complete. Copies of which are filed or will be filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

Meetings of Shareholders

The directors may convene a meeting of shareholders whenever they think necessary or desirable. We must provide notice counting from the date service is deemed to take place, stating the place, the day and the hour of the general meeting and, in the case of special business, the general nature of that business, to such persons who are entitled to receive such notices from the Company. Our board of directors must convene a general meeting upon the written requisition of one or more shareholders entitled to attend and vote at general meeting of the Company holding not less than 10% of the paid up voting share capital of the Company in respect to the matter for which the meeting is requested.

No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. A meeting of members is duly constituted if, at the commencement of the meeting, there are present in person, through their authorized representative or by proxy two or more members entitled to vote on resolutions of members to be considered at the meeting except where there is only one member entitled to vote on resolutions of members to be considered at the meeting in which case the quorum shall be one member. If, within two hours from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present and entitled to vote shall be a quorum. At every meeting of members, the chairman of the board of directors shall preside as chairman of the meeting.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders not earlier than the expiration of 14 days from the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by an ordinary resolution of our shareholders. Subject to the Companies Act, our memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed, we may purchase our own shares (including any redeemable shares) on such terms and in such manner as been approved by the directors or by an ordinary resolution of our shareholders. Under the Companies Act, the repurchase of any share may be paid out of our Company’s profits, or out of the share premium account, or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or out of capital. If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be repurchased (1) unless it is fully paid up, and (2) if such repurchase would result in there being no shares outstanding other than shares held as treasury shares. The repurchase of shares may be effected in such manner and upon such terms as may be authorized by or pursuant to the Company’s articles of association. If the articles do not authorize the manner and terms of the purchase, a company shall not repurchase any of its own shares unless the manner and terms of purchase have first been authorized by a resolution of the company. In addition, under the Companies Act and our memorandum and articles of association, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

53

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the rights attached to any class of our shares may (unless otherwise provided by the terms of issue of the shares of that class) be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by at least a two-thirds majority of holders of shares of that class as may be present in person or by proxy at a separate general meeting of the holders of shares of that class.

Changes in Capital

We may from time to time by an ordinary resolution of our shareholders:

●	increase the share capital of our Company by new shares of such amount as it thinks expedient;
●	consolidate and divide all or any of our share capital into shares of larger amount than its existing shares of shares;
●	subdivide its existing shares, or any of them, into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and
●	cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Our shareholders may by special resolution, reduce its share capital and any capital redemption reserve in any manner authorized by the Companies Act.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have Ordinary Shares outstanding assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares. Of that amount, Ordinary Shares will be publicly held by investors participating in this offering, and Ordinary Shares will be held by our existing shareholders, some of whom may be our “affiliates” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer. Prior to this offering, there has been no public market for our Ordinary Shares. While we intend to list the Ordinary Shares on the Nasdaq Capital market, we cannot assure you that a regular trading market will develop in our Ordinary Shares.

Future sales of substantial amounts of our Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our ordinary share, including ordinary share issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our ordinary share and our ability to raise equity capital in the future.

54

All of the ordinary shares sold in the offering will be freely transferable by persons other than our “affiliates” in the United States without restriction or further registration under the Securities Act. Ordinary shares purchased by one of our “affiliates” may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The ordinary share held by existing shareholders are, and any ordinary share issuable upon exercise of options outstanding following the completion of this offering will be, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Lock-Up Agreements

Our directors, executive officers and shareholders have agreed, subject to limited exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares or such other securities for a period of 6 months after the date of this prospectus, without the prior written consent of the presentative. The Company is also prohibited from conducting offerings during this period and from re-pricing or changing the terms of existing options and warrants. See “Underwriting.”

Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our restricted shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

Our affiliates are subject to additional restrictions under Rule 144. Our affiliates may only sell a number of restricted shares within any three-month period that does not exceed the greater of the following:

●	1% of the then outstanding Ordinary Shares, which will equal approximately Ordinary Shares immediately after this offering; or

●	the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

55

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Ordinary Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with Coast Capital, as representative of the Underwriters, or the Representative, in this offering. The Representative may retain other brokers or dealers to act as a sub-agents or selected dealers on their behalf in connection with this offering. The Underwriters will be agreed to purchase from us, on a firm commitment basis, the number of ordinary shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Name of Underwriters	Number of Ordinary Shares
Coast Capital (UK)

The Underwriter is committed to purchase all the ordinary shares offered by this prospectus if it purchases any ordinary shares. The Underwriter is not obligated to purchase the ordinary shares covered by the Underwriter’s Over-Allotment option to purchase ordinary shares as described below. The Underwriter is offering the ordinary shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the Underwriter of officer’s certificates and legal opinions. The Underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Fees, Commissions and Expense Reimbursement

We will pay the Underwriter a discount equivalent to eight percent (8%) of the gross proceeds of this offering. The Underwriter proposes initially to offer the ordinary shares to the public at the offering price set forth on the cover page of this prospectus and to dealers at those prices less the aforesaid fee (“underwriting discount”) set forth on the cover page of this prospectus. If all of the ordinary shares offered by us are not sold at the offering price, the Underwriter may change the offering price and other selling terms by means of a supplement to this prospectus

The following table shows the underwriting fees/commission payable to the Underwriter with this offering:

Per Ordinary Share
Public offering price
Underwriting fees and commissions (8%)
Proceeds, before expenses, to us

In addition to the cash commission, we will also reimburse the Underwriter for accountable out-of-pocket expenses not to exceed $           . Such accountable out-of-pocket expenses include no more than $           in Underwriter’s legal counsel fees, due diligence and other like expenses not to exceed $           and road show, travel, on-boarding fees and other reasonable out-of-pocket accountable expenses not to exceed $           , background checks expenses not to exceed $           , and DTC eligibility fees and expenses not to exceed $           . We have paid to $           in accountable expenses as of the date hereof, which will be refundable to us to the extent actually not incurred by the Underwriter in accordance with FINRA Rule 5110(f)(2)(C).

56

We estimate that the total expenses payable by us in connection with the offering, other than the underwriting fees and commissions, will be approximately $           .

Certain of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. Coast Capital (UK) is not a broker-dealer registered with the SEC and does not intend to make any offers or sales of the common stock within the U.S. or to any U.S. persons.

We are discussing the offering with some underwriters. As of the date of this prospectus, we have not yet determined that the underwriters have entered into an underwriting agreement. The underwriting data used below is derived from industry practice and normal fees, which will not be formally recognized until an underwriting agreement is reached. The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement.

Lock-Up Agreements

We have agreed that, subject to certain exceptions set forth in the underwriting agreement, we will not, without the prior written consent of the Underwriter, from the date of execution of the underwriting agreement and continuing for a period of 6 months from the date on which the trading of the Ordinary Shares on a National Securities Exchange commences, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any ordinary shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or any such other securities.

Our officers, directors, and all existing shareholders agree not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any Ordinary Shares or other securities convertible into or exercisable or exchangeable for Ordinary Shares for a period of up to 6 months after the date of the underwriting agreement between the Company and the Underwriter without the prior written consent of the Underwriter.

The Underwriter may in its sole discretion and at any time without notice release some or all of the Ordinary Shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Underwriter will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Determination of Offering Price

The public offering price of the Ordinary Shares we are offering was determined by us in consultation with the Underwriter based on discussions with potential investors in light of the history and prospects of our Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the public stock price for similar companies, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

57

Electronic Offer, Sale and Distribution of Securities.

A prospectus in electronic format may be delivered to potential investors by the Underwriter. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on the Underwriter’ website and any information contained in any other website maintained by the Underwriter is not part of the prospectus or the registration statement of which this Prospectus forms a part.

Application for Nasdaq Listing

We plan to apply to have our Ordinary Shares approved for listing/quotation on the Nasdaq Capital Market under the symbol “JR.” We will not consummate and close this offering without a listing approval letter from Nasdaq Capital Market. Our receipt of a listing approval letter is not the same as an actual listing on the Nasdaq Capital Market. The listing approval letter will serve only to confirm that, if we sell a number of Ordinary Shares in this offering sufficient to satisfy applicable listing criteria, our Ordinary Shares will in fact be listed.

If the application is approved, trading of our Ordinary Shares on the Nasdaq Capital Market will begin within five days following the closing of this offering. If our Ordinary Shares are listed on the Nasdaq Capital Market, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the ordinary shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the ordinary shares in any jurisdiction where action for that purpose is required. Accordingly, the ordinary shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other material or advertisements in connection with the ordinary shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Cayman Islands

This prospectus does not constitute a public offer of the ordinary shares, whether by way of sale or subscription, in the Cayman Islands.

Hong Kong

Our ordinary shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to our ordinary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to our ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

58

Bermuda

The ordinary shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

British Virgin Islands

The ordinary shares are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by us or on our behalf. The ordinary shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands) (each a BVI Company), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, qualified investors listed in the first addendum, or the Addendum, to the Israeli Securities Law. Qualified investors may be required to submit written confirmation that they fall within the scope of the Addendum.

PRC

This prospectus will not be circulated or distributed in China and the ordinary shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any PRC residents except pursuant to any applicable PRC laws and regulations. Neither this prospectus nor any advertisement or other offering material may be distributed or published in China, except under circumstances that will result in compliance with applicable laws and regulations.

LEGAL MATTERS

We are being represented by O&J Ltd with respect to certain legal matters of U.S. federal securities.

EXPERTS

The consolidated financial statements included in this prospectus and in the registration statement for the fiscal years ended December 31, 2021 have been audited by Blade CPA Ltd, an independent registered public accounting firm.

59

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC this registration statement on Form F-1 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus, which constitutes a part of this registration statement, does not contain all of the information in this registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, you should refer to this registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to this registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including this registration statement, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

60

INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Jinrong Holdings Ltd. AND SUBSIDIARIES

TABLE OF CONTENTS

Unaudited Condensed Consolidated Financial Statements

Unaudited Condensed Consolidated Balance Sheets as of June 30, 2022 and December 31, 2021	55

Unaudited Condensed Consolidated Statements of Income and Comprehensive Income for the Six Months as of June 30, 2022 and December 31, 2021	56

Unaudited Condensed Consolidated Statements of Cash Flows for the Six Months as of June 30, 2022 and December 31, 2021	57

61

Jinrong Holdings Ltd. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2022 RMB	December 31, 2021 RMB
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	7,259,641.19	314,864.36
Restricted cash
Accounts receivable, net	26,183.07	0
Prepaid expenses and other current assets	1,500.00
Other receivables	11,449,903.88	115,387.60
Inventories	214,019.08	5,092.00
Total current assets	18,951,247.22	435,343.96

Non- CURRENT ASSETS:
Property, plant and equipment, net	1,992,028.80	44,290.00
Other long-term assets and deposits
Operating lease right of use asset, net
Long-term prepaid expenses	421,550.78	0
Total non-current assets	2,413,579.58	44,290.00
Total assets	21,364,826.80	479,633.96

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED SHARES AND SHAREHOLDER’S DEFICIT
Current liabilities:
Accounts and other payables, and accruals	589,884.57	43,330.00
Taxes payable	122,202.67
Salary and welfare payable	489,080.57	0
Receivables in advance	2,365,652.00	362,373.34
Other payables	12,250,441.20	251,050.00
Total Current Liabilities	15,817,261.01	656,753.34

Non-Current Liabilities
Operating lease liabilities – non current
Long-term payables	680,000.00	0
Total non-current liabilities	680,000.00	0
TOTAL LIABILITIES	16,497,261.01	656,753.34

Shareholders’ equity
Ordinary shares
Subscription receivable
Additional paid in capital
Retained earnings
Accumulated other comprehensive income (loss)	4,867,565.79	-177,199.38
Total Shareholders’ equity	4,867,565.79	-177,199.38
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	21,364,826.80	479,633.96

62

Jinrong Holdings Ltd. AND SUBSIDIARIES

Consolidated Statements of Income and Comprehensive Income

	June 30, 2022 RMB	December 31, 2021 RMB
REVENUES
Revenue from sales of health management packages	15,342,705.35	526,684.54
Revenue from other	0	0
Total Revenues	15,342,705.35	526,684.54
COST OF REVENUE AND RELATED TAX
Revenue from sales of health management packages	5,164,445.17	177,288.00
RELATED TAX	52,158.18	0
Total Cost of revenues	5,216,603.35	177,288.00

OPERATING EXPENSES
Selling expenses	2,757,309.45	219,810.00
General and administrative expenses	1,909,490.61	312,626.33
Research and development expenses	0	0
Financial expenses	89,238.45	1,730.38
OPERATING EXPENSES	4,756,038.51	534,166.71

OTHER INCOME (EXPENSE)
Other income	55,823.98	8,724.31
Other expenses	59,201.12	0
INCOME BEFORE INCOME TAX EXPENSE	5,366,686.35	-176,045.86
INCOME TAX EXPENSE	322,001.18	1073.52
NET INCOME	5,044,685.17	-177,119.38

63

Jinrong Holdings Ltd. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	June 30, 2022 RMB	December 31, 2021 RMB
Cash flows from operating activities
Cash received from sales of finished goods, merchandise and services	17,172,393.80	659,282.46
Other cash received in connection with operating activities	5,549,790.41	236,260.72
Cash paid for the purchase of raw materials, merchandise and services	1,174,235.02	139,059.00
Employee compensation paid	1,099,075.90	70,607.83
Taxes paid	144,339.37	1,369.92
Other cash paid in connection with operating activities	12,090,526.68	329,514.22
Net cash (used in) generated by operating activities	8,214,007.24	354,992.21

Cash flows from investing activities
Cash received from the recovery of short-term investments, long-term bond investments and long-term equity investments	387.46	0
Cash received from acquisition of investment income	0	0
Cash received from disposal of fixed assets, intangible assets and other non-current assets	0	0
Cash paid for short-term investments, long-term bond investments and long-term equity investments	1,972.89	0
Cash paid for the acquisition of fixed assets, intangible assets and other non-current assets	730,465.40	44,290.00
Net cash (used in) generated by investing activities	-732,050.83	-44,290.00

Cash flows from financing activities
Cash received for obtaining loans	0	0
Cash received from investors' investments	0	0
Cash paid for repayment of principal of borrowings	0	0
Cash paid for repayment of interest on borrowings	0	0
Cash paid for distribution of profits	0	0
Net cash (used in) generated financing activities	0	0
Net increase in cash	7,481,956.41	314,864.36
Cash balance at the end of the period	7,796,820.77	314,864.36

64

INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 1 Exhibits

Exhitbit Number	Description of Document
3.1	Bylaws of the Company
3.2	Certificate of Incorporation of Jinrong Holdings Ltd.
3.3	Certificate of Incorporation of Jinrong Holdings Ltd.
3.4	Articles of Association of Jinrong Holdings Ltd.
3.5	Business License of Jinrong Holdings (Hainan) Group LTD.
4.1	Specimen Common Stock Certificate
10.1.1	Employment Agreement between Jinrong Holdings Ltd. and Huibo Xu.
10.1.2	Employment Agreement between Jinrong Holdings Ltd. and Zhaoyong Wu.
10.1.3	Employment Agreement between Jinrong Holdings Ltd. and Caiye Duan.

Item 2 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ordos, China, on the October 28, 2022.

Jinrong Holdings Ltd.

By:	/s/
Name: Huibo Xu
Title: Chairman of Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date
Huibo Xu	Chairman of Board of Directors and President	October 28, 2022
Caiye Duan	Directors and Chief Financial Officer	October 28, 2022
Zhaoyong Wu	Directors and Chief Executive Officer	October 28, 2022

66